Exhibit 3.201

COMPANIES ACT, 1995 MALTA CERTIFICATE OF CONTINUATION LIMITED LIABILITY COMPANY (L.N. 344 of 2002 - Regulation 9) RDC MALTA LIMITED Name of Company 171, Old Bakery Street, Valletta VLT 1455, Malta Registered Office C 61119 Registration Number This is to confirm that the above-mentioned company which was formerly formed and incorporated or registered under the laws of Gibraltar 15 th February 2012 _____________ on the ___________ _ RDC (Gibraltar) Limited under the name of ________________________ _ and which has ceased to be so registered , is registered as continuing in Malta as a limited liability company with effect from 11th July 2013 Joseph arrugia JI Registrar of Companies 20th August 14 Dated this ............... day of ............................................... 20 .................... .

REGISTRY R~D OF COMPANIES Company No.: REID Number: Certificate of Cessation pursuant to Sec IO (3) of the Companies (Re-Domiciliation) Regulation 1996 (as amended) 107361 GICO.107361-43 IT IS HEREBY CERTIFIED that RDC (Gibraltar) Limited having established a domicile in MALTA, has this day ceased to be domiciled in Gibraltar and ceased to be a company incorporated under the Companies Act of Gibraltar. Nothing in this certificate shall operate to (a) create a new legal entity; or (b) prejudice or affect the continuity of the company in it new country of domicile; or (c) affect the property of the company Given at Gibraltar, this 6th day of August Two Thou Thirteen.